Exhibit 99.1

News Release

Company Contact:

Judy Dale

Vice President, Marketing Communications and

Investor Relations

Credence Systems Corporation

Phone: 408-635-4309

FAX: 408-635-4986

E-mail: judy_dale@credence.com

Credence Reports Acceleration of Stock Option Vesting

MILPITAS, Calif., August 29, 2005 — Credence Systems Corporation (NASDAQ: CMOS) a leading provider of test from design-to-production for the worldwide semiconductor industry, today announced that its Board of Directors has approved the accelerated vesting of certain unvested and “out-of-the-money” non-qualified stock options previously awarded to employees and officers with option exercise prices equal or greater than $9.15. Options held by non-employee directors are excluded from the vesting acceleration. In addition, in order to prevent executive officers from unintended personal benefits, the Company’s executive officers have agreed to the imposition of restrictions on any shares received through the exercise of accelerated options. Those restrictions will prevent the sale of any shares received from the exercise of an accelerated option until the earlier of the original vesting date of the option or the executive officer’s termination of employment.

The $9.15 price was selected because it was higher than the price at which Credence common stock traded on the date of this acceleration. The closing price of shares of Credence common stock on the Nasdaq National Market was $8.84 on August 29, 2005. The accelerated options represent approximately 15 percent of the total of all outstanding Credence options.

Under the recently revised Financial Accounting Standards Board Statement No. 123, “Share-based Payment,” Credence will be required to recognize the expense associated with its outstanding unvested stock options beginning in the first quarter of fiscal year 2006.

As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record in connection with the accelerated options by approximately $10 million over the original option vesting period.

In making the decision to accelerate these options, the Board of Directors considered the interest of the stockholders in not having earnings materially affected and the impact that this may have on Credence’s market value. In addition, because these options have exercise prices in excess of current market values, they are not fully achieving their original objectives of incentive compensation and employee retention.

About Credence

Credence Systems Corporation (Nasdaq: CMOS) is the industry’s leading provider of design-to-test solutions for the global semiconductor industry. With a commitment to applying innovative technology to lower the cost-of-test, Credence delivers competitive cost and performance advantages to integrated device manufacturers (IDMs), wafer foundries, outsource assembly and test (OSAT) suppliers and fabless chip companies worldwide. A global, ISO 9001-certified company with a presence in 20 countries, Credence is headquartered in Milpitas, California. More information is available at www.credence.com.

Forward Looking Statements

This release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding reduction in stock option expense as a result of the option acceleration. These forward-looking statements involve important factors that could cause our actual results to differ materially from those in the forward-looking statements. Such important factors involve risks and uncertainties including, but not limited to, changes in accounting pronouncements or additional interpretations of accounting pronouncements that may change the currently proposed treatment of options as described in Financial Accounting Standard Board Statement No. 123R. Reference is made to the discussion of risk factors detailed in our filings with the Securities and Exchange Commission, including our reports on Form 10-K and 10-Q. Actual events or results could differ materially and no reader of this release should assume later in the quarter that the information provided today is still valid. Such information speaks only as of the date of this release.

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Credence is a registered trademark, and Credence Systems is a trademark of Credence Systems Corporation. Other trademarks that may be mentioned in this release are the intellectual property of their respective owners.